June 17, 2020	Filed pursuant to Rule 433 Registration Statement Nos. 333-226485 and 333-226485-01

PRICING TERM SHEET

U.S.$2,500,000,000 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes

Issuer:	BP Capital Markets p.l.c. (“BP Capital U.K.”)

Guarantor:	BP p.l.c. (“BP”)

Title:	Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes (the “Non-Call 5.25 Notes”)

Total Principal Amount Being Issued:	The total principal amount of the Non-Call 5.25 Notes is $2,500,000,000

Denomination:	The Non-Call 5.25 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issue Date:	June 22, 2020.

Guarantee:	Payment of the principal of and interest on the Non-Call 5.25 Notes is fully guaranteed by BP (the “Guarantee”).

Maturity Date:	Perpetual securities in respect of which there is no fixed Redemption Date.

“Redemption Date” means any date on which the Non-Call 5.25 Notes become due for redemption in accordance with their terms.

Day Count Fraction:	30/360. Where it is necessary to calculate an amount of interest in respect of any Non-Call 5.25 Note for a period which is less than or equal to a complete Interest Period (as defined below), such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Day Count Convention:	Following Unadjusted

Interest Rate:	Interest on the Non-Call 5.25 Notes will accrue (a) for the period from (and including) the Issue Date to (but excluding) the First Reset Date (as defined below) at an interest rate of 4.375% per annum; and (b) from (and including) the First Reset Date, at an interest rate per annum equal to the relevant Reset Interest Rate, in each case on the outstanding principal amount of the Non-Call 5.25 Notes.

Reset Interest Rate:	The Reset Interest Rate, in relation to any Reset Period, is the sum of the relevant Five-Year Treasury Rate in relation to that Reset Period plus the Margin applicable to that Reset Period.

Five-Year Treasury Rate:	The Five-Year Treasury Rate will be, as of any Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If BP Capital U.K., in its sole discretion, determines that the Five-Year Treasury Rate cannot be determined pursuant to the method described above, BP Capital U.K. may use reasonable efforts to designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Non-Call 5.25 Notes or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-Year Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate to the Five-Year Treasury Rate, then the Five-Year Treasury Rate shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in the paragraphs above, the rate will be equal to the Five-Year Treasury Rate for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to 0.339% per annum).

“H.15” means the daily statistical release designated as such, or any successor publication as determined by BP Capital U.K. in its sole discretion, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Determination Date.

Reset Determination Date:	The Reset Determination Date will be the day falling two Business Days prior to the relevant Reset Date (as defined below).

Margin:	The Margin will be:

(a) for the Reset Period ending on (but excluding) the Reset Date falling on September 22, 2030, equal to the Initial Margin per annum;

(b) for each Reset Period which falls in the period commencing on (and including) the Reset Date falling on September 22, 2030 and ending on (but excluding) the Reset Date falling on September 22, 2045, equal to the Initial Margin + 0.25% per annum; and

(c) for each subsequent Reset Period, equal to the Initial Margin + 1.00% per annum.

Reset Date:	The reset dates will be (a) the First Reset Date and (b) each date that falls five, or a multiple of five, years following the First Reset Date.

First Reset Date:	September 22, 2025

Reset Period:	The period from (and including) the First Reset Date to (but excluding) the next Reset Date, and each successive period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

Date Interest Starts Accruing:	June 22, 2020

Interest Payment Dates:	March 22 and September 22 of each year, subject to the Day Count Convention and to Optional Interest Deferral (in whole or in part).

First Interest Payment Date:	September 22, 2020

Interest Periods:	The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

Treasury Benchmark:	0.250% due May 31, 2025

US Treasury Yield / Price:	0.339% / 99-18

Spread to Treasury:	T+403.6 bps

Initial Margin:	4.036%

Re-offer Yield:	4.375%

Optional Interest Deferral:	Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless BP Capital U.K. elects to defer the relevant payment of interest (in whole or in part). BP Capital U.K. may, at its discretion, elect to defer any payment of interest (in whole or in part) (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date. If BP Capital U.K. elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date.

Arrears of Interest:	Any Deferred Interest Payment shall itself bear interest (such further interest together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which the Deferred Interest Payment is paid, and interest will be added to such Deferred Interest Payment (and thereafter accumulate additional interest at the Interest Rate prevailing from time to time accordingly) on each Interest Payment Date. Non-payment of Arrears of Interest shall not constitute a default by BP Capital U.K. or BP under the Non-Call 5.25 Notes or for any other purpose, unless such payment of Arrears of Interest becomes due and payable in accordance with “Optional Settlement of Arrears of Interest” or “Mandatory Payment of Arrears of Interest” as described below or otherwise in accordance with the terms of the Non-Call 5.25 Notes.

Notice of Interest Deferral:	BP Capital U.K. will notify the holders of the Non-Call 5.25 Notes, the trustee and, if required by the rules of any stock exchange on which the Non-Call 5.25 Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the interest amount which would otherwise fall due on an Interest Payment Date not more than 30 Business Days and not less than five Business Days prior to the relevant Interest Payment Date. Deferral of Interest Amounts will not constitute a default of BP Capital U.K. or BP or any breach of their respective obligations under the Non-Call 5.25 Notes, the guarantee or the indenture or for any other purpose.

Optional Settlement of Arrears of Interest:	BP Capital U.K. will be entitled to pay outstanding Arrears of Interest (in whole or in part) at any time on giving notice to the holders of the Non-Call 5.25 Notes not less than ten Business Days before such voluntary payment and specifying (i) the amount of Arrears of Interest to be paid and (ii) the date fixed for such payment.

Mandatory Payment of Arrears of Interest:	BP Capital U.K. must pay all outstanding Arrears of Interest (in whole but not in part) on the earliest of the following:

(i) the tenth Business Day following the date on which a Compulsory Arrears of Interest Payment Event occurs; (ii) the next scheduled Interest Payment Date in respect of which BP Capital U.K. does not elect to defer the interest accrued in respect of the relevant Interest Period; (iii) the date on which the Non-Call 5.25 Notes are redeemed; or (iv) the date on which an order is made or a resolution is passed for the Winding-Up of BP Capital U.K. or BP (other than a solvent reorganization of BP Capital U.K. or BP), as the case may be.

BP Capital U.K. will promptly notify the holders of the Non-Call 5.25 Notes, the trustee and, if required by the rules of any stock exchange on which the Non-Call 5.25 Notes are listed from time to time, such stock exchange, of the occurrence of a Compulsory Arrears of Interest Payment Event.

A “Compulsory Arrears of Interest Payment Event” means that: (a) BP has resolved to pay or declared a dividend or distribution or makes any other payment on any of its Ordinary Shares (as defined below), other than (i) in the form of the issuance (or transfer from treasury) of any Ordinary Shares or (ii) a dividend, distribution or payment declared by BP before the earliest notice given by BP Capital U.K. in accordance with “Optional Interest Deferral” in respect of the then outstanding Arrears of Interest under the Non-Call 5.25 Notes; (b) BP Capital U.K. or BP has, directly or indirectly, paid or declared a dividend or distribution, or made any other payment, to any holders of their Parity Obligations (as defined below), other than a dividend, distribution or payment declared by BP Capital U.K. or BP before the earliest notice given by BP Capital U.K. in accordance with “Optional Interest Deferral” in respect of the then outstanding Arrears of Interest under the Non-Call 5.25 Notes; (c) BP Capital U.K., BP or any Subsidiary of BP Capital U.K. or BP redeems or repurchases any of their Parity Obligations (in each case, other than on a pro rata basis with redemption of the Non-Call 5.25 Notes), except where such redemption or repurchase is effected as a public cash tender offer or public exchange offer at a redemption or purchase price per security which is below its par value; (d) BP Capital U.K., BP or any Subsidiary of BP Capital U.K. or BP repurchases any of the Non-Call 5.25 Notes; or (e) BP or any Subsidiary of BP repurchases any Ordinary Shares of BP, except where such repurchase (1) resulted from the hedging of convertible securities issued by or guaranteed by BP (whether physically or cash settled); or (2) was made by or on behalf of BP or any Subsidiary of BP as part of an intra-day transaction that does not result in an increase in the aggregate number of Ordinary Shares held by or on behalf of BP as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, except, in each case, (I) if BP Capital U.K., BP or the relevant Subsidiary (as the case may be) is obliged under the terms and conditions of such securities or obligations to make such payment, such redemption or such repurchase or (II) such payment, redemption or repurchase is made or effected by BP Capital U.K., BP or any Subsidiary of BP to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives of BP Capital U.K., BP or the Subsidiary of BP or any associated company or to a trustee or trustees to be held for the benefit of any such person or to the administrator or estate of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

A Compulsory Arrears of Interest Payment Event shall not occur pursuant to paragraph (b) above in respect of any pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. and/or a Parity Obligation of BP which is made simultaneously with a pro rata payment of any Arrears of Interest provided that such pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. or Parity Obligation of BP is not proportionately more than the pro rata settlement of any such Arrears of Interest.

“Subsidiary” means any corporation, partnership or other enterprise in which BP Capital U.K. or BP, as the case may be, directly or indirectly holds in the aggregate more than 50% of the capital or the voting rights.

“Winding-Up” means an order being made, or an effective resolution being passed, for the winding-up of BP Capital U.K. or BP, as the case may be, or an administrator of BP Capital U.K. or BP, as the case may be, being appointed and such administrator giving notice that it intends to declare and distribute a dividend.

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking of the Non-Call 5.25 Notes:	The Non-Call 5.25 Notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K. but junior to any Senior Obligations of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K.

“Parity Obligations” means, with respect to BP Capital U.K. or BP, as the case may be: (a) the most junior class of preference share capital of BP Capital U.K. or BP, as the case may be; and (b) any other security, guarantee or other instrument issued by, or any other obligation of BP Capital U.K. or BP, as the case may be, which ranks or is expressed to rank pari passu with BP Capital U.K.’s obligations under the Non-Call 5.25 Notes or BP’s obligations under the Guarantee, including the Other Hybrid Capital Notes (as such term is defined in the prospectus supplement).

“Ordinary Shares” means (i) any ordinary shares in the capital of BP Capital U.K. or BP, as the case may be, or (ii) any present or future shares of any other class of shares of BP Capital U.K. or BP, as the case may be, ranking pari passu with the ordinary shares of BP Capital U.K. or BP, as the case may be or, in either case, any depository or other receipts or certificates, including American depositary receipts representing such shares.

“Senior Obligations” means all obligations of BP Capital U.K. or BP, as the case may be, but excluding any Parity Obligations and any Ordinary Shares of BP Capital U.K. or BP, as the case may be.

Ranking of the Guarantee:	The payment of the principal of and interest on the Non-Call 5.25 Notes is fully guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of holders will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	In the event that BP Capital U.K. is required to withhold any taxes by the laws of the jurisdiction in which BP Capital U.K. is incorporated from a payment of principal or interest in respect of the Non-Call 5.25 Notes, or that BP is required to withhold any taxes by the laws of the jurisdiction in which BP is incorporated from a payment under the Guarantee, BP Capital U.K. or BP, as applicable, will be required, subject to certain exceptions, to pay you an additional amount so that the net amount you receive is the amount specified in the Non-Call 5.25 Notes to which you are entitled.

Listing:	Application will be made to list the Non-Call 5.25 Notes on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Optional Redemption:	Subject to applicable laws, BP Capital U.K. may, by giving not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 5.25 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), redeem the Non-Call 5.25 Notes (in whole but not in part) on the First Call Date and on any day thereafter to (and including) the First Reset Date, or on any Interest Payment Date thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

First Call Date:	June 22, 2025.

Redemption on Accounting Event, Rating Agency Event or Tax Deduction Event:	If an Accounting Event, Rating Agency Event or a Tax Deduction Event (each as defined in the prospectus supplement) occurs, BP Capital U.K. may, subject to applicable laws, redeem the Non-Call 5.25 Notes (in whole but not in part) at their Early Redemption Amount (as defined below), on the giving of not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 5.25 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable).

“Early Redemption Amount” means (i) in the case of a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls prior to the First Call Date, an amount equal to the sum of (x) 100 % of the principal amount of the Non-Call 5.25 Notes, and (y) 1% of the principal amount of the Non-Call 5.25 Notes (which amount shall represent a fixed interest amount for the period from (and including) the Issue Date up to (but excluding) the relevant Redemption Date payable in addition to any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest); and (ii) in the case of (x) a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls on or after the First Call Date or (y) pursuant to an Optional Tax Redemption at any time, an amount equal to 100% of the outstanding principal amount of the Non-Call 5.25 Notes, plus, in each case, any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

Optional Tax Redemption:	On the giving of not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 5.25 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), the Non-Call 5.25 Notes may be redeemed or purchased and cancelled (in whole but not in part) as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 19 of the prospectus. The provisions for optional tax redemption described in the prospectus will apply to changes in tax treatments occurring after the date of the related prospectus supplement, dated June 17, 2020. The Non-Call 5.25 Notes may be redeemed, purchased or cancelled at their Early Redemption Amount.

Substitution or Variation:	If a Rating Agency Event, an Accounting Event, a Tax Deduction Event (each as defined in the prospectus supplement) or an event that permits an Optional Tax Redemption to occur has occurred and is continuing, then BP Capital U.K. or BP may, as an alternative to redemption, subject to certain conditions (without any requirement for the consent or approval of the holders of the Non-Call 5.25 Notes) and subject to the trustee, immediately prior to the giving of any notice referred to herein, having received an officers’ certificate and an opinion of counsel (each as defined in the indenture), each stating to the effect that the provisions for the substitution or variation described in the prospectus supplement have been complied with, and having given not less than 10 nor more than 60 days’ notice to the trustee, the calculation agent and the holders of the Non-Call 5.25 Notes (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the Non-Call 5.25 Notes for, or (ii) vary the terms of the Non-Call 5.25 Notes with the effect that they remain or become (as the case may be), Qualifying Securities (as such term is defined in the prospectus supplement), and the holders shall be bound by such substitution or variation.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing security holders issue additional securities in one or more transactions subsequent to the date of the related prospectus supplement, dated June 17, 2020, with terms (other than the Issue Date, issue price and, possibly, the First Call Date, the First Reset Date and the date interest starts accruing) identical to the Non-Call 5.25 Notes issued pursuant to the prospectus supplement. These additional Non-Call 5.25 Notes will be deemed part of the same series as the Non-Call 5.25 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional Non-Call 5.25 Notes the right to vote together with holders of the Non-Call 5.25 Notes issued pursuant to the prospectus supplement, provided that such additional Non-Call 5.25 Notes will only be issued if they are fungible with the original Non-Call 5.25 Notes for U.S. federal income tax purposes.

Public Offering Price:	Per Non-Call 5.25 Note: 100.00%; Total: $2,500,000,000

Underwriters’ Discount:	Per Non-Call 5.25 Note: 0.400%; Total: $10,000,000

Proceeds, Before Expenses, to Us:	Per Non-Call 5.25 Note: 99.600%; Total: $2,490,000,000

Underwriter:

BNP Paribas Securities Corp.	($500,000,000)
BofA Securities, Inc.	($500,000,000)
Citigroup Global Markets Inc.	($250,000,000)
Goldman Sachs & Co. LLC	($250,000,000)
J.P Morgan Securities LLC	($250,000,000)
Morgan Stanley & Co. LLC	($250,000,000)
Deutsche Bank Securities Inc.	($83,334,000)
HSBC Securities (USA) Inc.	($83,334,000)
Lloyds Bank Corporate Markets plc	($83,333,000)
Mizuho Securities USA LLC	($83,333,000)
MUFG Securities America Inc.	($83,333,000)
Santander Investment Securities Inc.	($83,333,000)

CUSIP Number:	05565Q DU9

ISIN:	US05565QDU94

U.S.$2,500,000,000 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes

Issuer:	BP Capital Markets p.l.c. (“BP Capital U.K.”)

Guarantor:	BP p.l.c. (“BP”)

Title:	Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes (the “Non-Call 10 Notes”)

Total Principal Amount Being Issued:	The total principal amount of the Non-Call 10 Notes is $2,500,000,000

Denomination:	The Non-Call 10 Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Issue Date:	June 22, 2020.

Guarantee:	Payment of the principal of and interest on the Non-Call 10 Notes is fully guaranteed by BP (the “Guarantee”).

Maturity Date:	Perpetual securities in respect of which there is no fixed redemption date.

“Redemption Date” means any date on which the Non-Call 10 Notes become due for redemption in accordance with their terms.

Day Count Fraction:	30/360. Where it is necessary to calculate an amount of interest in respect of any Non-Call 10 Note for a period which is less than or equal to a complete Interest Period (as defined below), such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Day Count Convention:	Following Unadjusted

Interest Rate:	Interest on the Non-Call 10 Notes will accrue (a) for the period from (and including) the Issue Date to (but excluding) the First Reset Date (as defined below) at an interest rate of 4.875% per annum; and (b) from (and including) the First Reset Date, at an interest rate per annum equal to the relevant Reset Interest Rate, in each case on the outstanding principal amount of the Non-Call 10 Notes.

Reset Interest Rate:	The Reset Interest Rate, in relation to any Reset Period, is the sum of the relevant Five-Year Treasury Rate in relation to that Reset Period plus the Margin applicable to that Reset Period.

Five-Year Treasury Rate:	The Five-Year Treasury Rate will be, as of any Reset Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If BP Capital U.K., in its sole discretion, determines that the Five-Year Treasury Rate cannot be determined pursuant to the method described above, BP Capital U.K. may use reasonable efforts to designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Non-Call 10 Notes or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-Year Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate to the Five-Year Treasury Rate, then the Five-Year Treasury Rate shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in the paragraphs above, the rate will be equal to the Five-Year Treasury Rate for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to 0.339% per annum).

“H.15” means the daily statistical release designated as such, or any successor publication as determined by BP Capital U.K. in its sole discretion, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Determination Date.

Reset Determination Date	The Reset Determination Date will be the day falling two Business Days prior to the relevant Reset Date (as defined below).

Margin:	The Margin will be:

(a) for each Reset Period which falls in the period commencing on (and including) the Reset Date falling on June 22, 2030 and ending on (but excluding) the Reset Date falling on June 22, 2050, equal to the Initial Margin + 0.25% per annum; and

(b) for each subsequent Reset Period, equal to the Initial Margin + 1.00% per annum.

Reset Date:	The reset dates will be (a) the First Reset Date and (b) each date that falls five, or a multiple of five, years following the First Reset Date.

First Reset Date:	June 22, 2030

Reset Period:	The period from (and including) the First Reset Date to (but excluding) the next Reset Date, and each successive period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

Date Interest Starts Accruing:	June 22, 2020

Interest Payment Dates:	June 22 and December 22 of each year, subject to the Day Count Convention and to Optional Interest Deferral (in whole or in part).

First Interest Payment Date:	December 22, 2020

Interest Periods:	The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

Treasury Benchmark:	0.625% due May 15, 2030

US Treasury Yield / Price:	0.727% / 99-01

Spread to Treasury:	T+414.8 bps

Initial Margin:	4.148%

Re-offer Yield:	4.875%

Optional Interest Deferral:	Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless BP Capital U.K. elects to defer the relevant payment of interest (in whole or in part). BP Capital U.K. may, at its discretion, elect to defer any payment of interest (in whole or in part) (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date. If BP Capital U.K. elects not to make all or part of any payment of interest on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date.

Arrears of Interest:	Any Deferred Interest Payment shall itself bear interest (such further interest together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which the Deferred Interest Payment is paid, and interest will be added to such Deferred Interest Payment (and thereafter accumulate additional interest at the Interest Rate prevailing from time to time accordingly) on each Interest Payment Date. Non-payment of Arrears of Interest shall not constitute a default by BP Capital U.K. or BP under the Non-Call 10 Notes or for any other purpose, unless such payment of Arrears of Interest becomes due and payable in accordance with “Optional Settlement of Arrears of Interest” or “Mandatory Payment of Arrears of Interest” as described below or otherwise in accordance with the terms of the Non-Call 10 Notes.

Notice of Interest Deferral:	BP Capital U.K. will notify the holders of the Non-Call 10 Notes, the trustee and, if required by the rules of any stock exchange on which the Non-Call 10 Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the interest amount which would otherwise fall due on an Interest Payment Date not more than 30 Business Days and not less than five Business Days prior to the relevant Interest Payment Date. Deferral of Interest Amounts will not constitute a default of BP Capital U.K. or BP or any breach of their respective obligations under the Non-Call 10 Notes, the guarantee or the indenture or for any other purpose.

Optional Settlement of Arrears of Interest:	BP Capital U.K. will be entitled to pay outstanding Arrears of Interest (in whole or in part) at any time on giving notice to the holders of the Non-Call 10 Notes not less than ten Business Days before such voluntary payment and specifying (i) the amount of Arrears of Interest to be paid and (ii) the date fixed for such payment.

Mandatory Payment of Arrears of Interest:	BP Capital U.K. must pay all outstanding Arrears of Interest (in whole but not in part) on the earliest of the following:

(i) the tenth Business Day following the date on which a Compulsory Arrears of Interest Payment Event occurs; (ii) the next scheduled Interest Payment Date in respect of which BP Capital U.K. does not elect to defer the interest accrued in respect of the relevant Interest Period; (iii) the date on which the Non-Call 10 Notes are redeemed; or (iv) the date on which an order is made or a resolution is passed for the Winding-Up of BP Capital U.K. or BP (other than a solvent reorganization of BP Capital U.K. or BP), as the case may be.

BP Capital U.K. will promptly notify the holders of the Non-Call 10 Notes, the trustee and, if required by the rules of any stock exchange on which the Non-Call 10 Notes are listed from time to time, such stock exchange, of the occurrence of a Compulsory Arrears of Interest Payment Event.

A “Compulsory Arrears of Interest Payment Event” means that: (a) BP has resolved to pay or declared a dividend or distribution or makes any other payment on any of its Ordinary Shares (as defined below), other than (i) in the form of the issuance (or transfer from treasury) of any Ordinary Shares or (ii) a dividend, distribution or payment declared by BP before the earliest notice given by BP Capital U.K. in accordance with “Optional Interest Deferral” in respect of the then outstanding Arrears of Interest under the Non-Call 10 Notes; (b) BP Capital U.K. or BP has, directly or indirectly, paid or declared a dividend or distribution, or made any other payment, to any holders of their Parity Obligations (as defined below), other than a dividend, distribution or payment declared by BP Capital U.K. or BP before the earliest notice given by BP Capital U.K. in accordance with “Optional Interest Deferral” in respect of the then outstanding Arrears of Interest under the Non-Call 10 Notes; (c) BP Capital U.K., BP or any Subsidiary of BP Capital U.K. or BP redeems or repurchases any of their Parity Obligations (in each case, other than on a pro rata basis with redemption of the Non-Call 10 Notes), except where such redemption or repurchase is effected as a public cash tender offer or public exchange offer at a redemption or purchase price per security which is below its par value; (d) BP Capital U.K., BP or any Subsidiary of BP Capital U.K. or BP repurchases any of the Non-Call

10 Notes; or (e) BP or any Subsidiary of BP repurchases any Ordinary Shares of BP, except where such repurchase (1) resulted from the hedging of convertible securities issued by or guaranteed by BP (whether physically or cash settled); or (2) was made by or on behalf of BP or any Subsidiary of BP as part of an intra-day transaction that does not result in an increase in the aggregate number of Ordinary Shares held by or on behalf of BP as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, except, in each case, (I) if BP Capital U.K., BP or the relevant Subsidiary (as the case may be) is obliged under the terms and conditions of such securities or obligations to make such payment, such redemption or such repurchase or (II) such payment, redemption or repurchase is made or effected by BP Capital U.K., BP or any Subsidiary of BP to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives of BP Capital U.K., BP or the Subsidiary of BP or any associated company or to a trustee or trustees to be held for the benefit of any such person or to the administrator or estate of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

A Compulsory Arrears of Interest Payment Event shall not occur pursuant to paragraph (b) above in respect of any pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. and/or a Parity Obligation of BP which is made simultaneously with a pro rata payment of any Arrears of Interest provided that such pro rata payment of deferred or arrears of interest on a Parity Obligation of BP Capital U.K. or Parity Obligation of BP is not proportionately more than the pro rata settlement of any such Arrears of Interest.

“Subsidiary” means any corporation, partnership or other enterprise in which BP Capital U.K. or BP, as the case may be, directly or indirectly holds in the aggregate more than 50% of the capital or the voting rights.

“Winding-Up” means an order being made, or an effective resolution being passed, for the winding-up of BP Capital U.K. or BP, as the case may be, or an administrator of BP Capital U.K. or BP, as the case may be, being appointed and such administrator giving notice that it intends to declare and distribute a dividend.

Business Day:	Any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

Ranking of Non-Call 10 Notes:	The Non-Call 10 Notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K. but junior to any Senior Obligations of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K.

“Parity Obligations” means, with respect to BP Capital U.K. or BP, as the case may be: (a) the most junior class of preference share capital of BP Capital U.K. or BP, as the case may be; and (b) any other security, guarantee or other instrument issued by, or any other obligation of BP Capital U.K. or BP, as the case may be, which ranks or is expressed to rank pari passu with BP Capital U.K.’s obligations under the Non-Call 10 Notes or BP’s obligations under the Guarantee, including the Other Hybrid Capital Notes (as such term is defined in the prospectus supplement).

“Ordinary Shares” means (i) any ordinary shares in the capital of BP Capital U.K. or BP, as the case may be, or (ii) any present or future shares of any other class of shares of BP Capital U.K. or BP, as the case may be, ranking pari passu with the ordinary shares of BP Capital U.K. or BP, as the case may be or, in either case, any depository or other receipts or certificates, including American depositary receipts representing such shares.

“Senior Obligations” means all obligations of BP Capital U.K. or BP, as the case may be, but excluding any Parity Obligations and any Ordinary Shares of BP Capital U.K. or BP, as the case may be.

Ranking of the Guarantee:	The payment of the principal of and interest on the Non-Call 10 Notes is fully guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of holders will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP.

Regular Record Dates for Interest:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day.

Payment of Additional Amounts:	In the event that BP Capital U.K. is required to withhold any taxes by the laws of the jurisdiction in which BP Capital U.K. is incorporated from a payment of principal or interest in respect of the Non-Call 10 Notes, or that BP is required to withhold any taxes by the laws of the jurisdiction in which BP is incorporated from a payment under the Guarantee, BP Capital U.K. or BP, as applicable, will be required, subject to certain exceptions, to pay you an additional amount so that the net amount you receive is the amount specified in the Non-Call 10 Notes to which you are entitled.

Listing:	Application will be made to list the Non-Call 10 Notes on the New York Stock Exchange although neither BP Capital U.K. nor BP can guarantee such listing will be obtained.

Optional Redemption:	Subject to applicable laws, BP Capital U.K. may, by giving not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 10 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), redeem the Non-Call 10 Notes (in whole but not in part) on the First Call Date and on any day thereafter to (and including) the First Reset Date, or on any Interest Payment Date thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

First Call Date:	March 22, 2030.

Redemption on Accounting Event, Rating Agency Event or Tax Deduction Event:	If an Accounting Event, Rating Agency Event or a Tax Deduction Event (each as defined in the prospectus supplement) occurs, BP Capital U.K. may, subject to applicable laws, redeem the Non-Call 10 Notes (in whole but not in part) at their Early Redemption Amount (as defined below), on the giving of not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 10 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable).

“Early Redemption Amount” means (i) in the case of a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls prior to the First Call Date, an amount equal to the sum of (x) 100 % of the principal amount of the Non-Call 10 Notes, and (y) 1% of the principal amount of the Non-Call 10 Notes (which amount shall represent a fixed interest amount for the period from (and including) the Issue Date up to (but excluding) the relevant Redemption Date payable in addition to any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest); and (ii) in the case of (x) a Rating Agency Event, an Accounting Event or a Tax Deduction Event where the relevant date fixed for redemption falls on or after the First Call Date or (y) pursuant to an Optional Tax Redemption at any time, an amount equal to 100% of the outstanding principal amount of the Non-Call 10 Notes, plus, in each case, any accrued and unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).

Optional Tax Redemption:	On the giving of not less than 10 nor more than 60 days’ notice to the trustee and the holders of the Non-Call 10 Notes in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), the Non-Call 10 Notes may be redeemed or purchased and cancelled (in whole but not in part) as described under “Description of Debt Securities and Guarantees—Optional Tax Redemption” on page 19 of the prospectus. The provisions for optional tax redemption described in the prospectus will apply to changes in tax treatments occurring after the date of the related prospectus supplement, dated June 17, 2020. The Non-Call 10 Notes may be redeemed, purchased or cancelled at their Early Redemption Amount.

Substitution or Variation:	If a Rating Agency Event, an Accounting Event, a Tax Deduction Event (each as defined in the prospectus supplement) or an event that permits an Optional Tax Redemption to occur has occurred and is continuing, then BP Capital U.K. or BP may, as an alternative to redemption, subject to certain conditions (without any requirement for the consent or approval of the holders of the Non-Call 10 Notes) and subject to the trustee, immediately prior to the giving of any notice referred to herein, having received an officers’ certificate and an opinion of counsel (each as defined in the indenture), each stating to the effect that the provisions for the substitution or variation described in the prospectus supplement have been complied with, and having given not less than 10 nor more than 60 days’ notice to the trustee, the calculation agent and the holders of the Non-Call 10 Notes (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the Non-Call 10 Notes for, or (ii) vary the terms of the Non-Call 10 Notes with the effect that they remain or become (as the case may be), Qualifying Securities (as such term is defined in the prospectus supplement), and the holders shall be bound by such substitution or variation.

Sinking Fund:	There is no sinking fund.

Further Issuances:	BP Capital U.K. may, at its sole option, at any time and without the consent of the then existing security holders issue additional securities in one or more transactions subsequent to the date of the related prospectus supplement, dated June 17, 2020, with terms (other than the Issue Date, issue price and, possibly, the First Call Date, the First Reset Date and the date interest starts accruing) identical to the Non-Call 10 Notes issued pursuant to the prospectus supplement. These additional Non-Call 10 Notes will be deemed part of the same series as the Non-Call 10 Notes issued pursuant to the prospectus supplement and will provide the holders of these additional Non-Call 10 Notes the right to vote together with holders of the Non-Call 10 Notes issued pursuant to the prospectus supplement, provided that such additional Non-Call 10 Notes will only be issued if they are fungible with the original Non-Call 10 Notes for U.S. federal income tax purposes.

Public Offering Price:	Per Non-Call 10 Note: 100.00%; Total: $2,500,000,000

Underwriters’ Discount:	Per Non-Call 10 Note: 0.400%; Total: $10,000,000

Proceeds, Before Expenses, to Us:	Per Non-Call 10 Note: 99.600%; Total: $2,490,000,000

Underwriter:

BNP Paribas Securities Corp.	($500,000,000)
BofA Securities, Inc.	($500,000,000)
Citigroup Global Markets Inc.	($250,000,000)
Goldman Sachs & Co. LLC	($250,000,000)
J.P Morgan Securities LLC	($250,000,000)
Morgan Stanley & Co. LLC	($250,000,000)
Deutsche Bank Securities Inc.	($83,334,000)
HSBC Securities (USA) Inc.	($83,334,000)
Lloyds Bank Corporate Markets plc	($83,333,000)
Mizuho Securities USA LLC	($83,333,000)
MUFG Securities America Inc.	($83,333,000)
Santander Investment Securities Inc.	($83,333,000)

CUSIP Number:	05565Q DV7

ISIN:	US05565QDV77

* * * * * * * *

MiFID II professionals/ECPs-only / No PRIIPs KID — the manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”), through all distribution channels. No PRIIPs key information document (KID) has been prepared as the Non-Call 5.25 Notes and the Non-Call 10 Notes (collectively, the “Notes”) are not available to retail in the EEA or in the UK.

We expect that delivery of the Notes will be made to investors on or about June 22, 2020 (such settlement being referred to as “T+3”).

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 and Goldman Sachs & Co. LLC toll-free at 1-866-471-2526.